UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 30, 2015 (December 28, 2015)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St. Elzéar Blvd. West,
Laval, Quebec
Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, Valeant Pharmaceuticals International, Inc. (“Valeant” or the “Company”) announced that J. Michael  Pearson, Chairman and Chief Executive Officer, will be on a medical leave of absence, effective immediately.  The Company also announced that the Board of Directors of Valeant (the “Board”) created an Office of the Chief Executive Officer, which will be responsible for the management of the Company on an interim basis.  The Office of the Chief Executive Officer is comprised of Robert Chai-Onn, Executive Vice President and General Counsel; Dr. Ari Kellen, Executive Vice President and Company Group Chairman; and Robert Rosiello, Executive Vice President and Chief Financial Officer.  Dr. Kellen and Messrs. Chai-Onn and Rosiello will remain in their current positions while carrying out their additional responsibilities.

The information regarding the business experience and backgrounds of Mr. Chai-Onn and Dr. Kellen is incorporated by reference to the relevant information set forth in the Company’s proxy statement for its 2015 annual meeting of shareholders, as filed with the SEC on April 9, 2015.  Information regarding Mr. Rosiello’s business experience and background is incorporated by reference to the information set forth in the Company’s current report on Form 8-K, as filed with the SEC on June 16, 2015.

In addition, the Board has created a committee of the Board to provide oversight and support to the Office of the Chief Executive Officer.

Item 8.01	Other Events.

On December 28, 2015, the Company issued a press release regarding Mr. Pearson’s medical leave of absence, the creation of the Office of the Chief Executive Officer, the appointment of Dr. Kellen and Messrs. Chai-Onn and Rosiello to such office, and the creation of the Board committee, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2015

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert Chai-Onn

Robert Chai-Onn
Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated December 28, 2015

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